Exhibit 4.31
FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and dated as of March 8, 2021 among ARCOS DORADOS HOLDINGS INC., a company incorporated under the laws of the British Virgin Islands (the “Borrower”), certain subsidiaries of the Borrower as guarantors (the “Guarantors”), and JPMORGAN CHASE BANK, N.A., as lender (the “Lender”) and amends that certain Amended and Restated Credit Agreement dated as of December 11, 2020, among the Borrower, the Guarantors and the Lender (as may be further amended or modified from time to time, the “Credit Agreement”).
R E C I T A L S
WHEREAS, the Borrower, the Guarantors and the Lender have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as set forth below.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Terms. All terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.
2.Amendment. Upon the occurrence of the Amendment Effective Date (as defined in Section 4 below), the table in Section 6.5 of the Credit Agreement (“Consolidated Net Indebtedness to EBITDA Ratio”) is hereby amended by deleting the date “September 30, 2022” therein and replacing it with “September 30, 2021”.
3.Representations and Warranties. As of the date hereof and as of the Amendment Effective Date, the Borrower and each Guarantor, hereby represent and warrant to the Lender that the execution, delivery and performance of this Amendment by the Loan Parties have been duly authorized by all necessary action and that this Amendment is a legal, valid and binding obligation of the Loan Parties party hereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws.
4.Conditions, Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which the Lender shall have received this Amendment duly executed and delivered by or on behalf of the Borrower and each Guarantor.
5.Miscellaneous.
1.1Effectiveness of the Credit Agreement and other Loan Documents. Except as hereby expressly amended, the Loan Documents shall each remain in full force and effect, are hereby ratified and confirmed in all respects on and as of the date hereof, and each Loan Party hereby reaffirms its obligations thereunder.
1.2Loan Document. This Amendment is a Loan Document.

1.3Counterparts. This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.
1.4Governing Law; Jurisdiction. Section 9.10 (“Governing Law; Jurisdiction”) of the Credit Agreement shall apply mutatis mutandis to this Amendment.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
ARCOS DORADOS HOLDINGS INC.,
as Borrower

By:	/s/ Mariano Tannenbaum
Name: Mariano Tannenbaum
Title: Chief Financial Officer

ARCOS DOURADOS COMERCIO DE ALIMENTOS S.A.
(formerly known as Arcos Dourados Comercio de Alimentos Ltda.), as a Guarantor

By:	/s/ Mariano Tannenbaum
Name: Mariano Tannenbaum
Title: Chief Financial Officer

ADCR INMOBILIARIA S.A.,
as a Guarantor

By:	/s/ Mariano Tannenbaum
Name: Mariano Tannenbaum
Title: Chief Financial Officer

ARCOS DORADOS COSTA RICA ADCR, S.A.,
as a Guarantor

By:	/s/ Mariano Tannenbaum
Name: Mariano Tannenbaum
Title: Chief Financial Officer

[Signature Page to Second Amendment to
Amended and Restated Credit Agreement dated as of December 11, 2020]

ARCOS DORADOS PANAMÁ, S.A.,
as a Guarantor

By:	/s/ Mariano Tannenbaum
Name: Mariano Tannenbaum
Title: Chief Financial Officer

SISTEMAS MCOPCO PANAMÁ, S.A.,
as a Guarantor

By:	/s/ Mariano Tannenbaum
Name: Mariano Tannenbaum
Title: Chief Financial Officer

LENDER:
JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Christophe Vohmann
Name: Christophe Vohmann
Title: Executive Director

[Signature Page to Second Amendment to
Amended and Restated Credit Agreement dated as of December 11, 2020]